Exhibit 5


                       CERTIFICATE OF DESIGNATION,
                         PREFERENCES AND RIGHTS

                                   OF

                        SERIES A PREFERRED STOCK
                        SERIES B PREFERRED STOCK
                        SERIES C PREFERRED STOCK

                                   OF

                            RIO GRANDE, INC.


      RIO GRANDE, INC., a Delaware corporation (the "Company"), acting pursuant to Section 151 of the General Corporation Law of Delaware, does hereby submit the following Certificate of Designation, Preferences and Rights of its Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

      FIRST:     The name of the Company is Rio Grande, Inc.

      SECOND:    At a duly called meeting of the Board of Directors of the
Company held January 15, 1997, the following resolutions were duly adopted:

      WHEREAS the Certificate of Incorporation of the Company authorizes preferred stock consisting of 3,000,000 shares, par value $.01 per share ("Preferred Stock"), issuable from time to time in one or more series, and common stock consisting of 12,000,000 shares, par value $.01 per share ("Common Stock"); and

      WHEREAS the Board of Directors of the Company is authorized to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

      WHEREAS it is the desire of the Board of Directors to establish and fix the number of shares to be included in three new series of Preferred Stock, to wit: 700,000 shares of Series A Preferred Stock, 500,000 shares of Series B Preferred Stock and 500,000 shares of Series C Preferred Stock, having the respective rights, preferences, powers, restrictions and limitations described below;

      NOW, THEREFORE, BE IT RESOLVED that pursuant to Section 4 of the Company's Certificate of Incorporation, as amended, there is hereby established the following series of Preferred Stock, par value $.01, of the Company to have the following designations, rights, preferences, powers, restrictions and limitations, which shall be deemed to be set forth in a supplement to Section 4 of the Company's Certificate of Incorporation:


A.    Series A Preferred Stock.

      There is hereby established a Series A Preferred Stock, consisting of 700,000 shares, having a face value of $10.00 per share (the "Face Value") and having the rights, preferences, powers, restrictions and limitations set forth in this Article A. For all purposes in this Article A pertaining to the Series A Preferred Stock, the term "Junior Stock" shall include Series B Preferred Stock, Series C Preferred Stock, Common Stock and other capital stock of the Company not expressly designated to be on parity with or senior to the Series A Preferred Stock.

      2.   Dividends.

      The holders of the Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the rate of 15% of the Face Value of the Series A Preferred Stock (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) per share per annum, payable in preference and priority to any payment of any cash dividend on Junior Stock and payable on the first day of February, May, August and November of each year ("Dividend Payment Date"), when and as declared by the Board of Directors of the Company; provided that the first Dividend Payment Date shall be May 1, 1997 and such dividend payment shall include pro-rata dividends from the date of issuance of the Series A Preferred Stock to January 31, 1997.

      Such dividends shall accrue with respect to each share of Series A Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the Series A Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Junior Stock and before any purchase or acquisition of any Junior Stock is made by the Company. At the earlier of: (i) prior to the redemption of the Series A Preferred Stock; (ii) three (3) days prior to the consummation of an underwritten Registered Public Offering of the type described in Section A.4(a); or (iii) the liquidation of the Company, the sale of the Company or, directly or indirectly, all or substantially all of its assets, or the merger, consolidation or other combination of the Company with another entity in a transaction in which the Company is not the surviving entity, any accrued but undeclared dividends shall be paid to the holders of record of outstanding shares of Series A Preferred Stock. No accumulation of dividends on the Series A Preferred Stock shall bear interest.

      2.   Liquidation, Dissolution or Winding Up.

      (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to the Face Amount per share of Series A Preferred Stock plus any accrued but unpaid dividends to the payment date (whether or not declared) (the "Liquidation Value"). If upon any such liquidation, dissolution or winding up of the Company the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

      (b) Unless the holders of a majority of the Series A Preferred Stock then outstanding otherwise consent in writing or by vote, the merger, consolidation or other combination of the Company into or with another corporation, partnership, limited liability company or other entity which results in the exchange of more than 50% of the voting securities of the Company for securities or other consideration issued or paid or caused to be issued or paid by such other corporation, partnership, limited liability company or other entity or an affiliate thereof, or the sale, directly or indirectly, of all or substantially all the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section, and shall entitle the holders of Series A Preferred Stock to receive at the closing, in cash, securities or other property, the amounts as specified in Section A.2(a) above. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Company.

      3.   Voting.

      (a) Generally. Except as otherwise provided by applicable law or as provided in this Section A, Series A Preferred Stock shall not entitle the holders thereof to any voting rights.

      (b) No Impairment. The Company shall not amend, alter or repeal preferences, rights, powers or other terms of the Series A Preferred Stock, whether in the Certificate of Incorporation or Bylaws of the Company or otherwise, so as to affect adversely the Series A Preferred Stock, or amend, alter or repeal this Section A.3, without the prior written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock or other capital stock which is on a parity with or has preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Company shall be deemed to affect adversely the Series A Preferred Stock.

      (c) Common Stock Dividends. Prior to January 16, 1999, or if at any time the Company is in arrears in the payment of dividends as set forth in Section A.1, the Company shall not declare or pay cash dividends or other distributions on or with respect to shares of Common Stock without the prior written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

      4.   Redemption of the Series A Preferred Stock.

      (a) Mandatory Redemption. If, on or before January 16, 2002, the Company completes successfully a Registered Public Offering, the Company shall redeem (unless otherwise prevented by law) all (but not less than all) outstanding shares of Series A Preferred Stock (a "Mandatory Redemption") at an amount per share equal to the Face Value plus accrued but unpaid dividends on such shares, if any, accrued to the date of redemption (the "Mandatory Redemption Price"). As used herein, "Registered Public Offering" shall refer to a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than a registration effected in connection with an employee benefit plan or a transaction of a type specified in Rule 145 under such Act (or any successor thereto). The redemption shall occur on the same day on which the Registered Public Offering is consummated (the "Mandatory Redemption Date").

      Not more than 60 days nor less than 10 days before the Mandatory Redemption Date, the Company shall send notice of the Mandatory Redemption by first-class certified mail, postage prepaid and return receipt requested, to the holders of the shares of Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Company. The notice shall refer to this Section A.4(a) and shall specify the Mandatory Redemption Date and the time and place of the Mandatory Redemption. Before, on or after the Mandatory Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Mandatory Redemption Notice, and thereupon the Mandatory Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. Notwithstanding delivery of a Mandatory Redemption Notice in accordance with this Section A.4(a), any such notice shall be deemed conditional and expressly subject to consummation of the Registered Public Offering referred to hereinabove, and if said Registered Public Offering shall not be consummated, any such Mandatory Redemption Notice shall be deemed void ab initio and of no force and effect.

      (b) Redemption at Option of Majority of Holders. If the Company does not successfully complete a Registered Public Offering (as described in Section A.4(a)) on or before January 16, 2002, then at any time after January 16, 2002 but only at any time during the first 10 days after each Dividend Payment Date (the "Redemption Election Period") the holders of a majority of the then issued and outstanding shares of Series A Preferred Stock (the "Majority Holders") may elect to require the Company to redeem shares of Series A Preferred Stock at an amount equal to the Face Value plus accrued but unpaid dividends to the respective dates of redemption of the shares (the "Optional Redemption Price") in accordance with this Section A.4(b). The Majority Holders may require the Company to redeem with respect to each Redemption Election Period up to that number of shares of Series A Preferred Stock equal to 10% of the aggregate number of shares of Series A Preferred Stock that the Company has issued (whether or not then issued or outstanding, including shares of Series A Preferred Stock that were issued and subsequently redeemed or otherwise cancelled) as of the beginning of such Redemption Election Period.

      If the Majority Holders elect to cause such a redemption, they shall so notify the Company in writing (the "Redemption Exercise Notice"). Upon receipt of the Redemption Exercise Notice the Company shall promptly (and in any event within 10 days of receipt of the Redemption Exercise Notice) notify all holders of Series A Preferred Stock of such election by sending a notice (the "Optional Redemption Notice") by first class certified mail, postage prepaid and return receipt requested to the holders of Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Company. The Optional Redemption Notice shall refer to this Section A.4(b) and shall specify the last day of the month following the month during which the Company received the Redemption Exercise Notice as the date on which shares of Series A Preferred Stock will be redeemed in accordance with this Section A.4(b) (the "Optional Redemption Date"). The Company shall promptly notify (the "Section A.4(b) Redemption Notice") each holder of Series A Preferred Stock of the number of shares of Series A Preferred Stock held by such holder which are being redeemed pursuant to this Section on any Optional Redemption Date. An election by the Majority Holders in accordance with this Section A.4(b) shall be binding upon all holders of the Series A Preferred Stock, and shares of Series A Preferred Stock shall be redeemed pro rata among all holders of said shares to give effect to the provisions of this Section A.4(b).

      Upon receipt of the Section A.4(b) Redemption Notice, and before, on or after the Optional Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Section A.4(b) Redemption Notice, and thereupon the Optional Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificates shall be cancelled. The Company shall promptly reissue to such holders (or their nominees) certificates evidencing any shares of Series A Preferred Stock represented by the surrendered certificates which are not redeemed.

      (c) Redemption at the Option of the Company. The Company may at any time after January 16, 2003 redeem all of the then issued and outstanding shares of Series A Preferred Stock as set forth in this Section A.4(c) if all accrued dividends have been declared and paid to the holders of record of the outstanding shares of Series A Preferred Stock through the most recent Dividend Payment Date. The date of such redemption (the "Company Redemption Date") shall be designated in the notice described in the succeeding paragraph and must be a date within ten (10) business days after a Dividend Payment Date. The redemption price for any redemption pursuant to this Section A.4(c) (the "Company Redemption Price") shall be the Face Value of all of the outstanding shares of Series A Preferred Stock plus an additional amount equal to 10% of the Face Value of such outstanding shares of Series A Preferred Stock.

      Not more than sixty (60) days nor less than fifteen (15) days before the Company Redemption Date, the Company shall send notice of the redemption by first-class, certified mail, postage prepaid and return receipt requested, to all of the holders of the shares of Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Company. The notice shall refer to this Section A.4(c) and shall specify the Company Redemption Date and the time and place of the redemption. Before, on or after the Company Redemption Date, each holder of Series A Preferred Stock shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Company Redemption Notice, and thereupon the Company Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

      (d) Provision for Payment. "Redemption Date" shall refer to the Mandatory Redemption Date (in the case of redemptions governed by Section A.4(a)), an Optional Redemption Date (in the case of redemptions governed by Section A.4(b)), and a Company Redemption Date (in the case of redemptions governed by Section A.4(c). "Redemption Price" shall mean the amount to be paid by the Company on a particular Redemption Date pursuant to Section A.4(a) (as the Mandatory Redemption Price), Section A.4(b) (as the Optional Redemption Price), or Section A.4(c) (as the Company Redemption Price) as applicable. On or prior to each Redemption Date, the Company shall deposit the Redemption Price of all shares of Series A Preferred Stock designated for redemption on that Redemption Date with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the related Redemption Date upon receipt of notification from the Company that such holder has surrendered his share certificate to the Company pursuant to Section A.4(a), Section A.4(b) or Section A.4(c) above. As of the Redemption Date, the deposit shall constitute full payment of the shares being redeemed on that Redemption Date, and from and after the Redemption Date the shares so called for redemption on that Redemption Date shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. The balance of any moneys deposited by the Company pursuant to this Section A.4(d) remaining unclaimed at the expiration of three (3) years following the Redemption Date shall thereafter be returned to the Company upon its request expressed in a resolution of its Board of Directors.

      (e) Rights Upon Redemption. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock to be redeemed on that Redemption Date as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. If the funds of the Company legally available for redemption of shares of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock. At any time thereafter when additional funds of the Company in excess of One Hundred Thousand Dollars ($100,000) are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Company has become obligated to redeem on any Redemption Date, but which it has not redeemed. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

      (f) Cancellation of Redeemed Stock. Any shares of Series A Preferred Stock redeemed pursuant to this Section shall be cancelled and shall not under any circumstances be reissued; and the Company may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Company's capital stock.

      (g) Acquisition by Company. The Company will not, and will not permit any subsidiary of the Company to, purchase or acquire any shares of Series A Preferred Stock otherwise than pursuant to (A) the terms of this Section A.4 or (B) an offer made on the same terms to all holders of Series A Preferred Stock at the time outstanding.

      5.   No Sinking Fund.

      There shall be no sinking fund for the payment of dividends, or liquidation preferences on the Series A Preferred Stock or the redemption of any shares thereof.


B.    Series B Preferred Stock

      There is hereby established a Series B Preferred Stock, consisting of 500,000 shares, having a face value of $10.00 per share (the "Face Value") and having the rights, preferences, powers, restrictions and limitations set forth in this Article B. Except as set forth herein, for all purposes in this Article B pertaining to the Series B Preferred Stock, the term "Junior Stock" shall include Series C Preferred Stock, Common Stock and other capital stock of the Company not expressly designated to be on parity with or senior to the Series B Preferred Stock; provided, however, that Series C Preferred Stock shall not be junior to the Series B Preferred Stock with respect to the payment of dividends as set forth in Section C.1 and Section B.1, respectively, and dividends on the Series C Preferred Stock shall be payable in preference and priority to any payment of dividends on the Series B Preferred Stock.

      1.  Dividends.

      The holders of the Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the rate of .035 shares of Series C Preferred Stock (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) per fiscal quarter of the Company per share of Series B Preferred Stock. On the earlier to occur of (i) the date on which the Company does not have a sufficient number of shares of Series C Preferred Stock available for issue as dividends hereunder or (ii) the date on which any shares of Series B Preferred Stock are redeemed pursuant to Section B.4 below, then in lieu of the dividend described in the first sentence of this Section B.1, the holders of the Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative cash dividends compounded annually at the rate of 14% of the Face Value of the Series B Preferred Stock per share per annum (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). All dividends on Series B Preferred Stock shall be payable in preference and priority to any payment of any dividend on Junior Stock, but payable after any payment of any dividend on Series A Preferred Stock and Series C Preferred Stock, and payable on the first day of February, May, August and November of each year ("Dividend Payment Date"), when and as declared by the Board of Directors of the Company; provided that the first Dividend Payment Date shall be May 1, 1997 and shall include dividends beginning February 1, 1997.

      Such dividends shall accrue with respect to each share of Series B Preferred Stock beginning on February 1, 1997 and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the Series B Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Junior Stock and before any purchase or acquisition of any Junior Stock is made by the Company. At the earlier of:
(i) prior to the redemption of the Series B Preferred Stock; (ii) three (3) days prior to the consummation of an underwritten Registered Public Offering of the type described in Section B.4(a); or (iii) the liquidation of the Company, the sale of the Company or, directly or indirectly, all or substantially all of its assets, or the merger, consolidation or other combination of the Company with another entity in a transaction in which the Company is not the surviving entity, any accrued but undeclared dividends shall be paid to the holders of record of outstanding shares of Series B Preferred Stock. No accumulation of dividends on the Series B Preferred Stock shall bear interest.

      Within ten (10) days after each Dividend Payment Date, holders of Series B Preferred Stock will receive written notification from the Company or the transfer agent specifying the number of shares of Series C Preferred Stock paid as a dividend and the recipient's aggregate holdings of Series C Preferred Stock as of that Dividend Payment Date and after giving effect to the dividend. Certificates evidencing the shares of Series C Preferred Stock issued as dividends on the Series B Preferred Stock shall be mailed promptly by the Company to the holders of record of the Series B Preferred Stock as their names and addresses appear on the share register of the Company or at the office of the transfer agent on the corresponding Dividend Payment Date.

      2.  Liquidation, Dissolution or Winding Up.

      (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of Series A Preferred Stock of the Company, but before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to $10 per share of Series B Preferred Stock plus accrued but unpaid dividends to the payment date (whether or not declared) (the "Liquidation Value"). If upon any such liquidation, dissolution or winding up of the Company the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

      (b) Unless the holders of a majority of the Series B Preferred Stock then outstanding otherwise consent in writing or by vote, the merger, consolidation or other combination of the Company into or with another corporation, partnership, limited liability company or other entity which results in the exchange of more than 50% of the voting securities of the Company for securities or other consideration issued or paid or caused to be issued or paid by such other corporation, partnership, limited liability company or other entity or an affiliate thereof, or the sale, directly or indirectly, of all or substantially all the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section, and shall entitle the holders of Series B Preferred Stock to receive at the closing in cash, securities or other property the amounts as specified in Section B.2(a) above. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Company.

      3.   Voting.

      (a) General Right. In addition to the other voting rights provided by this Section B or provided by applicable law, each holder of outstanding shares of Series B Preferred Stock shall be entitled to vote the Weighted Number of Votes (as defined below) related to the number of shares of Series B Preferred Stock held by such holder at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration. "Weighted Number of Votes" as to one share of Series B Preferred Stock means as of any particular date the quotient of the Targeted Voting Power as of such date divided by the number of shares of Series B Preferred Stock issued and outstanding as of such date. For so long as 500,000 shares of Series B Preferred Stock are issued and outstanding, the "Targeted Voting Power" shall mean, as of a particular date on which the vote of stockholders is taken, that number of votes necessary to result in all of the holders of the then issued and outstanding shares of Series B Preferred Stock holding collectively 24% of the votes eligible for casting on that date and the holders of the then issued and outstanding shares of Common Stock holding, collectively, 76% of the votes eligible for casting on that date. Notwithstanding the foregoing, if at any time the Company shall be in arrears in whole or in part with regard to quarterly dividends as specified in Section B.1 for three (3) consecutive Dividend Payment Dates, the holders of a majority of the then issued and outstanding shares of Series B Preferred Stock may notify the Company of their election to exercise their rights under this sentence and, upon the Company's receipt of such notice and unless and until the Company distributes in full to the holders of Series B Preferred Stock all dividends which are in arrears, the "24%" percentage contained in the definition of "Targeted Voting Power" shall be deemed to be "51%", subject to adjustment as set forth below. If at any time less than 500,000 shares of Series B Preferred Stock are issued and outstanding, then the percentages specified above in the definition of "Targeted Voting Power" (i.e., 24% or 51%, as the case may be) shall be reduced by multiplying said Targeted Voting Power by a fraction, the numerator of which shall be the number of shares of Series B Preferred Stock which are then issued and outstanding and the denominator of which shall be 500,000.

      Except as provided by law, by the provisions of Subsection B.3(b), B.3(c) or B.3(d) or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class.

      (b) No Impairment. The Company shall not amend, alter or repeal preferences, rights, powers or other terms of the Series B Preferred Stock, whether in the Certificate of Incorporation or Bylaws of the Company or otherwise, so as to affect adversely the Series B Preferred Stock, or amend, alter or repeal this Section B.3, without the prior written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock or other capital stock which is on a parity with or has preference or priority over the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Company shall be deemed to affect adversely the Series B Preferred Stock.

      (c) Voting on other Certain Events. Without the prior written consent or affirmative vote of the holder(s) of a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, in person or by proxy, either in writing without a meeting or at a special or annual meeting of shareholders called for the purpose, the Company shall not, and it will cause its subsidiaries not to:

           (i) authorize or issue shares of any class of stock (other than the Series A and Series C Preferred Stock authorized hereby) having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series B Preferred Stock;

           (ii) permit the number of directors constituting the Board of Directors of the Company to be less than six or more than nine;

           (iii) reclassify any shares of any class of stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series B Preferred Stock;

           (iv) engage in any business other than acquiring, producing, selling and developing oil and gas properties and exploring for, producing, transporting, marketing and selling oil, natural gas and related hydrocarbons;

           (v) repurchase or agree to repurchase more than 12,500 shares of its Common Stock or any options, warrants or other rights to acquire shares of its Common Stock; provided, however, this provision shall not be interpreted as limiting the redemption rights of the Company or the holders of the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock as set forth in this Certificate of Designation, or as limiting the ability of the Company with Board approval to repurchase up to 75,000 shares of Common Stock (or rights to acquire Common Stock) from employees other than Robert
      A. Buschman, Guy Bob Buschman, or Gary Scheele);

           (vi) without limiting any other right of the holders of Series B Preferred Stock, pay cash dividends or make any other distribution on any shares of Common Stock at any time prior to January 16, 1999;

           (vii) enter into, or permit a Subsidiary to enter into, any new agreement or make any amendment to any existing agreement, which by its terms would restrict the Company's performance of its obligations to holders of Series B Preferred Stock; or

           (viii) reduce the percentage of shares of Series B Preferred Stock required to consent to any of the above matters, or alter or negate the need for such consent.

      (d)  Board of Directors.

           (i) For so long as there are more than 200,000 shares of Series B Preferred Stock issued and outstanding, the holders of the Series B Preferred Stock shall have the right at each stockholder meeting for the election of directors and from time to time, voting as a class separate and apart from the Common Stock, to nominate and elect to the Company's board of directors ("Board"), that number of individuals (the "Series B Nominees") who, immediately after giving effect to their election and at all times thereafter, represent not less than one-third of the number of members constituting the Board; provided, however, that if there are less than 200,000 shares of Series B Preferred Stock issued and outstanding, the holders of the Series B Preferred Stock shall have the right to elect one member of the Board of Directors; and provided further that a majority of the holders of Series B Preferred Stock may waive the foregoing rights in whole or in part and designate a lesser number of Series B Nominees for election as directors at any stockholder meeting for the election of directors, which waiver shall be effective until the next annual meeting of stockholders.

           (ii) In the event (A) the Company shall be in arrears in whole or in part with regard to quarterly dividends as specified in Section B.1 for three (3) consecutive Dividend Payment Dates or (B) does not redeem the Series B Preferred Stock on the Redemption Date as required in Section B.4 or (C) a Significant Event occurs (the occurrence of any of the events described in (A), (B) or (C) being an "Additional Board Election Event"), and so long thereafter as such failure to pay dividends or redeem shares or Significant Event remains uncured (the "Additional Board Election Period"), the holders of the Series B Preferred Stock shall have the right at any annual or special meeting of stockholders, voting as a class separate and apart from the Common Stock, to nominate and elect to the Company's Board such number of individuals (the "Additional Nominees") who, immediately after giving effect to their election together with the persons serving on the Board pursuant to Section B.4(d)(i), if any, represent a majority of the number of members constituting the Company's Board. A "Significant Event" shall mean and be deemed to exist with respect to the Company if (i) the Company files a voluntary petition, or there is filed against the Company an involuntary petition, seeking relief under any applicable bankruptcy or insolvency law, (ii) a receiver is appointed for any of the Company's properties or assets, (iii) the Company makes or consents to the making of a general assignment for the benefit of creditors or (iv) the Company becomes insolvent or generally fails to pay, or admits in writing its inability or unwillingness to pay, its debts as they become due. If an Additional Board Election Event occurs, the following shall apply:

                 (x) Upon the request of the holders of a majority of the Series B Preferred Stock, the Company shall call a special meeting ("Special Meeting") of the Company's stockholders as a result of the occurrence of an Additional Board Election Event, such Special Meeting to be held as soon as reasonably practicable but not later than sixty (60) days thereafter. The failure of the holders of the Series B Preferred Stock to exercise their rights under this clause (x) shall not constitute a waiver of their right to exercise such right in the future.

                 (y) At the Special Meeting and if a quorum consisting of the holders of a majority of the Series B Preferred Stock are present in person or by proxy, the Additional Nominees shall be nominated and elected by the vote as a class of the Series B Preferred Stock with each share of Series B Preferred Stock entitled to one vote. Once elected, the Additional Nominees shall serve until the Additional Board Election Period terminates, subject to their reelection each year by the Series B Preferred Stock, as provided for herein, at the annual meeting of the Company.

                 (z) The Additional Board Election Period shall terminate by reason of the cure or waiver in writing (signed by the holders of a majority of the Series B Preferred Stock) of the Additional Board Election Event and at such time, subject to revesting of such rights in the event of a subsequent occurrence of an Additional Board Election Event thereafter, the term of office of the Additional Nominees shall terminate with respect to such Additional Board Election Period, the right of the Series B Stock to nominate the Additional Nominees shall expire with respect to such Additional Board Election Period and the Additional Nominees shall thereupon be deemed to have been removed as members of the Board.

           (iii) Except as set forth in Section B.3(d)(ii)(z), no Board member elected by the holders of Series B Preferred Stock pursuant to this Section B.3(d) (a "Nominee") may be removed from the Board without the consent of the holders of a majority of the Series B Preferred Stock voting together as a class, with each share of Series B Preferred Stock having one vote. Any vacancy on the Board caused by the death, resignation or removal of any Nominee shall be filled promptly by another person nominated by the holders of a majority of the Series B Preferred Stock at a special meeting of the Company's stockholders held for that purpose. Upon the request of the holders of a majority of the Series B Preferred Stock, the Company shall call a special meeting of the Company's stockholders as a result of any vacancy on the Board caused by the death, resignation or removal of any Nominee; such special meeting shall be held as soon as reasonably practicable but not later than sixty (60) days thereafter (or such shorter period as may be permitted by law). The failure of the holders of the Series B Preferred Stock to exercise their rights under this subsection
(iii) shall not constitute a waiver of their right to exercise such right in the future. At the special meeting and if a quorum consisting of the holders of a majority of the Series B Preferred Stock are present in person or by proxy, the person designated by the holders of Series B Preferred Stock to fill such vacancy shall be nominated and elected by the vote as a class of the Series B Preferred Stock with each share of Series B Preferred Stock entitled to one vote.

      (e) Common Stock Dividends. Prior to January 16, 1999, or if at any time the Company is in arrears in the payment of dividends as set forth in Section B.1, the Company shall not declare or pay cash dividends or other distributions on or with respect to shares of Common Stock without the prior written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.


      4.   Redemption of the Series B Preferred Stock.

      (a) Optional Redemption On or Before January 16, 2002 at Option of Majority Holders. If, on or before January 16, 2002, the Company completes successfully a Registered Public Offering resulting in gross proceeds to the Company of more than $15,000,000 but less than or equal to $20,000,000, each holder of Series B Preferred Stock may elect to require the Company to redeem not more than one-half (1/2) of the then issued and outstanding shares of Series B Preferred Stock owned by such holder as provided below (a "Section B.4(a) Redemption") at an amount per share of Series B Preferred Stock equal to the offering price per share of the Common Stock in such Registered Public Offering (the "Section B.4(a) Redemption Price"). Upon such an election, an equal percentage of Series B Preferred Stock held by any such holder shall be converted in accordance with the provisions of Section B.6(b), below. As used herein, "Registered Public Offering" shall refer to a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than a registration effected in connection with an employee benefit plan or a transaction of a type specified in Rule 145 under such Act (or any successor thereto).

      Not more than three days after the filing with the Securities and Exchange Commission of the Registration Statement related to the Registered Public Offering, the Company shall send notice of the Registered Public Offering by first-class certified mail, postage prepaid and return receipt requested, to the holders of the shares of Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Company. The notice shall refer to this Section B.4(a), shall specify the projected closing date and the estimated range of the offering price per share of the Common Stock in such Registered Public Offering and shall include a copy of the preliminary prospectus filed by the Company with the SEC relating to the Registered Public Offering. Each holder of Series B Preferred Stock shall have the right, at any time on or before the 15th day after the date on which the Company mailed such notice, to deliver written notice (the "Election Notice") to the Company electing to have a specified portion (but not more than 1/2) of such holder's Series B Preferred Stock redeemed by the Company pursuant to this Section B.4(a); provided such election may be conditioned upon the Section B.4(a) Redemption Price being not less than the minimum amount specified in such holder's Election Notice. The Company shall promptly notify (the "Section B.4(a) Redemption Notice") each holder of Series B Preferred Stock of the number of shares of Series B Preferred Stock held by such holder which are being redeemed pursuant to this Section. The redemption (and conversion pursuant to Section B.6(b)) shall occur and be effective in all respects on the same day on which the Registered Public Offering is consummated (the "Section B.4(a) Redemption Date"), and thereafter the holder of shares being redeemed pursuant to this Section B.4(a) shall have only the rights set forth in Sections B.4(d) and Section B.4(e) hereof.

      Before, on or after the Section B.4(a) Redemption Date, each holder of Series B Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Section B.4(a) Redemption Notice, and thereupon the Section B.4(a) Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificates shall be cancelled. The Company shall promptly reissue to such holders (or their nominees) certificates evidencing the shares of Series B Preferred Stock represented by the surrendered certificates which are not redeemed.

      (b) Redemption at Option of Majority of Holders. If the Company does not successfully complete a Registered Public Offering (as described in Section B.4(a)) on or before January 16, 2002, then at any time after January 16, 2002 but only at any time during the first 10 days after each Dividend Payment Date (the "Redemption Election Period") the holders of a majority of the then issued and outstanding shares of Series B Preferred Stock (the "Majority Holders") may elect to require the Company to redeem shares of Series B Preferred Stock at an amount equal to the Face Value plus accrued but unpaid dividends to the respective dates of redemption of the shares (the "Optional Redemption Price") in accordance with this Section B.4(b). The Majority Holders may require the Company to redeem with respect to each Redemption Election Period up to that number of shares of Series B Preferred Stock equal to 10% of the aggregate number of shares of Series B Preferred Stock that the Company has issued (whether or not then issued or outstanding, including shares of Series B Preferred Stock that were issued and subsequently redeemed or otherwise cancelled) as of the beginning of such Redemption Election Period.

      If the Majority Holders elect to cause such a redemption, they shall so notify the Company in writing (the "Redemption Exercise Notice"). Upon receipt of the Redemption Exercise Notice the Company shall promptly (and in any event within 10 days of receipt of the Redemption Exercise Notice) notify all holders of Series B Preferred stock of such election by sending a notice (the "Optional Redemption Notice") by first class certified mail, postage prepaid and return receipt requested to the holders of Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Company. The Optional Redemption Notice shall refer to this Section B.4(b) and shall specify the last day of the month following the month during which the Company received the Redemption Exercise Notice as the date on which shares of Series B Preferred Stock will be redeemed in accordance with this Section B.4(b) (the "Optional Redemption Date"). The Company shall promptly notify (the "Section B.4(b) Redemption Notice") each holder of Series B Preferred Stock of the number of shares of Series B Preferred Stock held by such holder which are being redeemed pursuant to this Section on an Optional Redemption Date. An election by the Majority Holders in accordance with this Section B.4(b) shall be binding upon all holders of the Series B Preferred Stock, and Series B Preferred Stock shall be redeemed pro rata among all holders of said shares to give effect to the provisions of this Section B.4(b).

      Upon receipt of the Section B.4(b) Redemption Notice, and before, on or after the Optional Redemption Date, each holder of Series B Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Section B.4(b) Redemption Notice, and thereupon the Optional Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificates shall be cancelled. The Company shall promptly reissue to such holders (or their nominees) certificates evidencing any shares of Series B Preferred Stock represented by the surrendered certificates which are not redeemed.

      (c) Redemption at the Option of the Company. The Company may at any time after January 16, 2003 redeem all of the then issued and outstanding shares of Series B Preferred Stock as set forth in this Section B.4(c) if all accrued dividends have been declared and paid to the holders of record of the outstanding shares of Series B Preferred Stock through the most recent Dividend Payment Date. The redemption shall occur on a date specified by the Company (the "Company Redemption Date"), which must be a date within ten (10) business days after a Dividend Payment Date. The redemption price for any redemption pursuant to this Section B.4(c) (the "Company Redemption Price") shall be the Face Value of all of the outstanding shares of Series B Preferred Stock plus an additional amount equal to 10% of the Face Value of such outstanding shares of Series B Preferred Stock.

      Not more than sixty (60) days nor less than fifteen (15) days before the Company Redemption Date, the Company shall send notice of redemption pursuant to this Section B.4(c) by first-class, certified mail, postage prepaid and return receipt requested, to all of the holders of the shares of Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Company. The notice shall refer to this Section B.4(c) and shall specify the Company Redemption Date and the time and place of the redemption. Before, on or after the Company Redemption Date, each holder of Series B Preferred Stock shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Company Redemption Notice, and thereupon the Company Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. Notwithstanding the foregoing, delivery by the Company to the holders of the Series B Preferred Stock of a Company Redemption Notice pursuant to this Section B.4(c) shall not prejudice or foreclose the rights of said holders to convert shares of Series B Preferred Stock to Common Stock pursuant to Section B.5(a) hereof so long as the Conversion Date (as defined in Section B.5(c)(i)) precedes the Company Redemption Date as defined herein.

      (d) Provision for Payment. "Redemption Date" shall refer to the Section B.4(a) Redemption Date (in the case of redemptions governed by Section B.4(a)), an Optional Redemption Date (in the case of redemptions governed by Section B.4(b)), and a Company Redemption Date (in the case of redemptions governed by Section B.4(c)). "Redemption Price" shall mean the amount to be paid by the Company on a particular Redemption Date pursuant to Section B.4(a), Section B.4(b), or Section B.4(c), as applicable. On or prior to each Redemption Date, the Company shall deposit the Redemption Price of all shares of Series B Preferred Stock designated for redemption on that Redemption Date with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the related Redemption Date upon receipt of notification from the Company that such holder has surrendered his share certificate to the Company pursuant to Section B.4(a), Section B.4(b), or Section B.4(c) above. As of the Redemption Date, the deposit shall constitute full payment of the shares being redeemed on that Redemption Date, and from and after the Redemption Date the shares so called for redemption on that Redemption Date shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. The balance of any moneys deposited by the Company pursuant to this Section B.4(d) remaining unclaimed at the expiration of three (3) years following the Redemption Date shall thereafter be returned to the Company upon its request expressed in a resolution of its Board of Directors.

      (e) Rights Upon Redemption. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series B Preferred Stock to be redeemed on that Redemption Date as holders of Series B Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. If the funds of the Company legally available for redemption of shares of Series B Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series B Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series B Preferred Stock or upon the respective Holder Elections. At any time thereafter when additional funds of the Company in excess of One Hundred Thousand Dollars ($100,000) are legally available for the redemption of shares of Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Company has become obliged to redeem on any Redemption Date, but which it has not redeemed. The shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

      (f) Cancellation of Redeemed Stock. Any shares of Series B Preferred Stock redeemed pursuant to this Section shall be cancelled and shall not under any circumstances be reissued; and the Company may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Company's capital stock.

      (g) Acquisition by Company. The Company will not, and will not permit any subsidiary of the Company to, purchase or acquire any shares of Series B Preferred Stock otherwise than pursuant to (A) the terms of this Section B.4 or (B) an offer made on the same terms to all holders of Series B Preferred Stock at the time outstanding.

      5.  Optional Conversion.

      The holders of the Series B Preferred Stock shall have conversion rights as described in this Section B.5 (the "Conversion Rights"). In the event of a liquidation of the Company, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

      (a) Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, upon surrender of certificates representing shares of Series B Preferred Stock and without payment of any further consideration, into the number of fully paid and nonassessable shares of Common Stock (or rights to acquire Common Stock) described in Section B.5(a)(i) hereof at an effective conversion price per share (the "Conversion Price") described in Section B.5(a)(ii) hereof, subject to adjustment as provided below. The date on which any such right to convert is exercised as provided in Section B.5(c) hereof is hereinafter referred to as the "Conversion Date."

           (i) Number of Shares. Any additional shares of Common Stock issued by the Company at any time or from time to time after January 16, 1997 (the "Base Date") and before any applicable Conversion Date at a price per share that is less than the then applicable Conversion Price (but not including any shares issued as dividends or distributions as provided in Section B.5(f) or upon a stock split or combination as provided in Section B.5(e); any shares issuable upon conversion of the Series B Preferred Stock; any shares issuable upon exercise of any options granted pursuant to the terms of the Company's stock option plans existing and as in effect on the Base Date, or up to 300,000 additional shares of Common Stock issuable upon exercise of options granted after the Base Date pursuant to the terms of any option plan or arrangement of the Company adopted after the Base Date, including any shares of Common Stock issuable as a result of antidilution provisions of any such options; and any shares of Common Stock issuable upon exercise of warrants granted in connection with the Company's 1995 11.50% Subordinated Notes, such warrants have been amended through the Base Date, including any shares issuable as a result of antidilution provisions of such warrants) shall be referred to herein as "Adjustment Shares." The number of shares of Common Stock issuable upon conversion of each share of the Series B Preferred Stock tendered for conversion pursuant to the terms of this Section B.5 on any date from and after the Base Date shall initially be equal to 5.26795.

           For purposes of this Section B.5, the term "Initial Number of Fully Diluted Shares" shall mean 10,974,895 shares of Common Stock, which number is equal to the sum of (i) the total number of shares Common Stock issued and outstanding at the Base Date; plus (ii) the sum of the total number of shares reserved for issuance upon exercise of options granted pursuant to the terms of the Company's stock option plans existing and as in effect on the Base Date plus 300,000 additional shares of Common Stock that may be issued upon exercise of options granted after the Base Date pursuant to the terms of any option plan or arrangement of the Company adopted after the Base Date plus the number of shares of Common Stock issuable upon exercise of Warrants granted in connection with the Company's 1995 11.50% Subordinated Notes, as such Warrants have been amended through the Base Date; plus (iii) the number of shares of Common Stock that would represent 24% of the Initial Number of Fully Diluted Shares. The number of shares of Common Stock issuable upon conversion of each share of the Series B Preferred Stock shall be adjusted upon the issuance of any Adjustment Shares, on any date from and after the Base Date, to equal the total number of shares determined by the following formula, rounded to the nearest 1/100,000 of a share: (a).24 multiplied by (b) the sum of (aa) the Initial Number of Fully Diluted Shares plus (bb) the quotient of (aaa) the number of shares of Adjustment Shares issued and outstanding at the Conversion Date, divided by (bbb) 1 minus .24, divided by (c) the total number of shares of Series B Preferred Stock issued and outstanding on the Base Date.

           (ii) Conversion Price. The Conversion Price per share shall initially be equal to $1.898.

      (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of fractional shares, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

      (c)  Mechanics of Conversion.

           (i) In order to convert shares of Series B Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock, duly endorsed, at the office of the transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The date of receipt of such certificates and notice by the transfer agent
or the Company shall be the conversion date ("Conversion Date").   The
Company shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder, or to his nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

           (ii) The Company shall at all times during which the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred Stock (whether pursuant to this Section B.5 or pursuant to Section B.6), such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

           (iii) All shares of Series B Preferred Stock, which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series B Preferred Stock accordingly.

           (iv) If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may at the option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the consummation of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of the sale of securities.

      (d) Adjustment of Conversion Price Upon Issuance of Adjustment Shares. In the event the Company shall at any time after the Base Date issue Adjustment Shares (excluding shares issued as a dividend or distribution as provided in Section B.5(f) or upon a stock split or combination as provided in Section B.5(e)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest 1/1000 of one cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be equal to the Initial Number of Fully Diluted Shares, plus the quotient of (a) the aggregate consideration received by the Company for Adjustment Shares issued and outstanding at the Conversion Date, divided by
(b) the Conversion Price immediately preceding the event requiring such adjustment, (B) and the denominator of which shall be equal to the sum of the Initial Number of Fully Diluted Shares plus the number of shares of Adjustment Shares issued and outstanding at the Conversion Date.

      For purposes of this Section B.5(d), the consideration received by the Company for the issue of any Adjustment Shares of Common Stock shall be computed as follows:

                 (A) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                 (B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                 (C) in the event Adjustment Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

      (e) Adjustment to Conversion Price for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Base Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Base Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

      (f) Adjustment to Conversion Price for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Base Date shall make or issue a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying the Conversion Price by a fraction:

                 () the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

                 () the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

      (g) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Base Date shall make or issue a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of shares of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series B Preferred Stock.

      (h) Adjustment for Stock Splits, Reclassification, Exchange, or Substitution. If at any time from and after the Base Date the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be subdivided or combined, if any additional shares of Common Stock are issued as a dividend or distribution of Company securities, or if the Common Stock is otherwise changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a dividend or distribution as described in Section B.5(g) above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such subdivision, combination, dividend, reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock would have been converted immediately prior to such subdivision, combination, dividend, reorganization, reclassification, or change, all subject to further adjustment as provided herein.

      (i) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Company with or into another corporation, partnership, limited liability company or other entity or the sale of all or substantially all of the assets of the Company to another corporation, partnership, limited liability company or other entity (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Section B.2(b)), (i) if the surviving entity shall consent in writing to the following provisions, then each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section B.5 set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in this Section B.5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock; or (ii) if the surviving entity shall not so consent, then each holder of Series B Preferred Stock may, after receipt of notice specified in subsection (l) below ("Notice of Record Date"), elect to convert such stock into Common Shares as provided in this Section B.5 or to accept the distributions to which he shall be entitled under Section B.2(a) and Section B.2(b), assuming holders of a majority of the Series B Preferred Stock have not voted, as per Section B.2(b), that the merger or consolidation shall not be deemed to be a liquidation.

      (j) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section B.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

      (k) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section
B.5 or to the number of shares of Common Stock issuable upon conversion of Series B Preferred Stock pursuant to Section B, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder, if any, of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series B Preferred Stock. Despite such adjustment or readjustment, the form of each or all Series B Preferred Stock Certificates, if the same shall reflect the initial or any subsequent conversion price, need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions of this Certificate of Designation, which shall control.

      (l)  Notice of Record Date.  In the event:

                 () that, without limiting the rights of the holders of Series B Preferred Stock pursuant to Section B.3, the Company declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Company;

                 () that the Company subdivides or combines its outstanding shares of Common Stock;

                 () of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Company into or with another corporation, or of the sale of all or substantially all of the assets of the Company; or

                 () of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Series B Preferred Stock, and shall cause to be mailed to the holders of the Series B Preferred Stock at their last addresses as shown on the records of the Company or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

           (m) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

           (n) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

      6.  Mandatory Conversion.

      (a) Registered Public Offering in Excess of $20,000,000. Upon the successful consummation of the sale of shares of Common Stock in a Registered Public Offering resulting in gross proceeds to the Company of more than $20,000,000 and at a price per share of Common Stock which is equal to or greater than (i) the aggregate Face Value of the issued and outstanding Series B and Series C Preferred Stock on such date, divided by
(ii) the total number of shares of Common Stock that would have been issuable on the date of consummation of such offering upon conversion of the Series B Preferred Stock in accordance with the terms of Section B.5 hereof, (which minimum price shall hereinafter be referred to as the "Minimum Price"), then, effective upon the consummation of such Registered Public Offering (the "Conversion Date"), all issued and outstanding shares of Series B Preferred Stock not otherwise converted by the holders thereof on or before the consummation of such Registered Public Offering shall automatically and without further action on the part of the respective holder or the Company be converted into Common Stock at the then effective Conversion Price pursuant to Section B.5 and all shares of Series B Preferred Stock then outstanding shall be cancelled.

      (b) Upon the successful consummation of the sale of shares of Common Stock in a Registered Public Offering resulting in gross proceeds to the Company of more than $15,000,000 but less than or equal to $20,000,000, if any holders of Series B Preferred Stock have elected to redeem shares of said Series B Preferred Stock in a Section B.4(a) Redemption and such shares are redeemed as set forth therein, then on the Section B.4(a) Redemption Date, a number of shares of Series B Preferred Stock equal to that number redeemed by each such holder pursuant to Section B.4(a) shall automatically and without further action on the part of the respective holder or the Company be converted into Common Stock at the then effective Conversion Price and the shares of Series B Preferred Stock thus converted shall be cancelled. The Conversion Date for any conversion pursuant to this provision shall be the Section B.4(a) Redemption Date.

      (c) The Company shall give all holders of record of shares of Series B Preferred Stock then outstanding written notice of the conversion of the shares of Series B Preferred Stock being converted pursuant to this Section
B.6. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Series B Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series B Preferred Stock (or the records of the Company, if it serves as its own transfer agent). In such case, the holder may surrender the certificate or certificates for such shares of Series B Preferred Stock, duly endorsed, at the office of the transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent), together with a notice stating such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Company shall, as soon as practicable after the receipt of the Series B Certificates and notice by the transfer agent, issue and deliver at such office to such holder, or to his nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. Notwithstanding any provision hereof, all shares of Series B Preferred Stock converted pursuant to the provisions of this Section B.6 shall no longer be deemed to be outstanding and all rights with respect to such shares of Series B Preferred Stock, including the rights, if any, to receive dividends, notices, and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to reduce the number of authorized Series B Preferred Stock accordingly.

      7.  Sinking Fund.

      There shall be no sinking fund for the payment of dividends, or liquidation preferences on the Series B Preferred Stock or the redemption of any shares thereof.


C.    Series C Preferred Stock

      There is hereby established a Series C Preferred Stock, consisting of 500,000 shares, having a face value of $10.00 per share (the "Face Value") and having the rights, preferences, powers, restrictions and limitations set forth in this Article C. For all purposes in this Article C pertaining the Series C Preferred Stock, the term "Junior Stock" shall include Common Stock and other capital stock of the Company not expressly designated to be on parity with or senior to the Series C Preferred Stock and shall include Series B Preferred Stock, but only with respect to the payment of dividends as set forth in Section C.1 and Section B.1, respectively (to wit, dividends on the Series C Preferred Stock shall be payable in preference and priority to any payment of dividends on the Series B Preferred Stock).

      1.   Dividends.

           The holders of the Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the rate of 14% of the Face Value of the Series C Preferred Stock (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) per share per annum, payable in preference and priority to any payment of any cash dividend on Junior Stock and payable on the first day of February, May, August and November of each year ("Dividend Payment Date", when and as declared by the Board of Directors of the Company; provided that the first Dividend Payment Date shall be May 1, 1997 and such dividend payment shall include pro-rata dividends from the date of issuance of the Series C Preferred Stock to January 31, 1997.

           Such dividends shall accrue with respect to each share of Series C Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the Series C Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Junior Stock and before any purchase or acquisition of any Junior Stock is made by the Company. At the earlier of: (i) prior to the redemption of the Series C Preferred Stock; (ii) three (3) days prior to the consummation of an underwritten Registered Public Offering of the type described in Section C.4(a); or (iii) the liquidation of the Company, the sale of the Company or, directly or indirectly, all or substantially all of its assets, or the merger, consolidation or other combination of the Company with another entity in a transaction in which the Company is not the surviving entity, any accrued but undeclared dividends shall be paid to the holders of record of outstanding shares of Series C Preferred Stock. No accumulation of dividends on the Series C Preferred Stock shall bear interest.

      2.  Liquidation, Dissolution or Winding Up.

      (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of Series A Preferred Stock and Series B Preferred Stock of the Company, but before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to $10 per share of Series C Preferred Stock plus accrued but unpaid dividends to the payment date (whether or not declared) (the "Liquidation Value"). If upon any such liquidation, dissolution or winding up of the Company the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

      (b) Unless the holders of a majority of the Series C Preferred Stock then outstanding otherwise consent in writing or by vote, the merger, consolidation or other combination of the Company into or with another corporation, partnership, limited liability company or other entity which results in the exchange of more than 50% of the voting securities of the Company for securities or other consideration issued or paid or caused to be issued or paid by such other corporation, partnership, limited liability company or other entity or an affiliate thereof, or, the sale, directly or indirectly, of all or substantially all the assets of the Company shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section, and shall entitle the holders of Series C Preferred Stock to receive at the closing, in cash, securities or other property, the amounts as specified in Section C.2(a) above. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Company.

      3.   Voting.

      (a) Generally. Except as otherwise provided by applicable law or as other provided in this Section C, Series C Preferred Stock shall not entitle the holders thereof to any voting rights.

      (b) No Impairment. The Company shall not amend, alter or repeal preferences, rights, powers or other terms of the Series C Preferred Stock so as to affect adversely the Series C Preferred Stock, or amend, alter or repeal this Section C.3, without the prior written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any shares of a series of Preferred Stock other than Series A Preferred Stock and Series B Preferred Stock described in Articles A and B above, respectively, or other capital stock which is on a parity with or has preference or priority over the Series C Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Company shall be deemed to affect adversely the Series C Preferred Stock.

      (c) Common Stock Dividends. Prior to January 16, 1999 or if the Company is in arrears in the payment of dividends as set forth in Section C.1, the Company shall not declare or pay cash dividends or other distributions on or with respect to shares of Common Stock without the prior written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

      4.   Redemption of the Series C Preferred Stock.

      (a) Redemption in Connection with Registered Public Offering. If the Company successfully consummates a Registered Public Offering as described in Section B.6(a), then the Company shall have the right to redeem all (but not less than all) of the issued and outstanding shares of Series C Preferred Stock pursuant to this Section C.4(a) (the "Section C.4(a) Redemption") for a redemption price of $.01 per share of Series C Preferred Stock (the "Section C.4(a) Redemption Price"). The redemption shall occur on the same day on which the Registered Public Offering is consummated (the "Section C.4(a) Redemption Date").

      Not more than 60 days nor less than 10 days before the Section C.4(a) Redemption Date, the Company shall send notice of the Section C.4(a) Redemption (the "Section C.4(a) Redemption Notice") by first-class certified mail, postage prepaid and return receipt requested, to the holders of the shares of Series C Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Company. The notice shall refer to this Section C.4(a) and shall specify the anticipated Section C.4(a) Redemption Date. Before, on or after the Section C.4(a) Redemption Date, each holder of Series C Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Section C.4(a) Redemption Notice, and thereupon the Section C.4(a) Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificates shall be cancelled. Notwithstanding delivery of a Section C.4(a) Redemption Notice in accordance with this Section C.4(a), any such notice shall be deemed conditional and expressly subject to consummation of the Registered Public Offering referred to hereinabove, and if said Registered Public Offering shall not be consummated, any such Section C.4(a) Redemption Notice shall be deemed void ab initio and of no force and effect.

      (b) Redemption Upon Partial Conversion of Series B Preferred Stock. If the Company successfully consummates a Registered Public Offering as described in Section B.6(b), then the Company shall have the right to redeem all (but not less than all) of the issued and outstanding shares of Series C Preferred Stock that were originally issued as dividends on the Series B Preferred Stock being redeemed in accordance with the provisions of Section B.4(a) pursuant to this Section C.4(b) (the "Section C.4(b) Redemption") for a redemption price of $.01 per share of Series C Preferred Stock (the "Section C.4(b) Redemption Price"). The redemption shall occur on the same day on which the Registered Public Offering is consummated (the "Section C.4(b) Redemption Date").

      Not more than 60 days nor less than 10 days or such lesser amount as may be practicable before the Section C.4(b) Redemption Date, the Company shall send notice of the Section C.4(b) Redemption (the "Section C.4(b) Redemption Notice") by first-class certified mail, postage prepaid and return receipt requested, to the holders of the shares of Series C Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Company. The notice shall refer to this Section C.4(b) and shall specify the anticipated Section C.4(b) Redemption Date. Before, on or after the Section C.4(b) Redemption Date, each holder of Series C Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Section C.4(b) Redemption Notice, and thereupon the Section C.4(b) Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificates shall be cancelled. Notwithstanding delivery of a Section C.4(b) Redemption Notice in accordance with this Section C.4(b), any such notice shall be deemed conditional and expressly subject to consummation of the Registered Public Offering referred to hereinabove, and if said Registered Public Offering shall not be consummated, any such Section C.4(b) Redemption Notice shall be deemed void ab initio and of no force and effect.

      (c) Redemption at Option of Majority of Holders. If the Company does not successfully complete a Registered Public Offering as described in Section B.4(a) on or before January 16, 2002, then at any time after January 16, 2002 but only at any time during the first 10 days after each Dividend Payment Date (the "Redemption Election Period") the holders of a majority of the then issued and outstanding shares of Series C Preferred Stock (the "Majority Holders") may elect to require the Company to redeem shares of Series C Preferred Stock at an amount equal to the Face Value plus an amount equal to accrued but unpaid dividends to the respective dates of redemption of the shares (the "Optional Redemption Price") in accordance with this Section C.4(c). The Majority Holders may require the Company to redeem with respect to each Redemption Election Period up to that number of shares of Series C Preferred Stock equal to 10% of the aggregate number of shares of Series C Preferred Stock that the Company has issued (whether or not then issued or outstanding, including shares of Series B Preferred Stock that were issued and subsequently redeemed or otherwise cancelled.)

      If the Majority Holders elect to cause such a redemption, they shall so notify the Company in writing (the "Redemption Exercise Notice"). Upon receipt of the Redemption Exercise Notice the Company shall promptly (and in any event within 10 days of receipt of the Redemption Exercise Notice) notify all holders of Series C Preferred stock of such election by sending a notice (the "Optional Redemption Notice") by first class certified mail, postage prepaid and return receipt requested to the holders of Series C Preferred Stock at their respective addresses as the same shall appear on the books of the Company. The Optional Redemption Notice shall refer to this Section C.4(c) and shall specify the last day of the month following the month during which the Company received the Redemption Exercise Notice as the date on which shares of Series C Preferred Stock will be redeemed in accordance with this Section C.4(c) (the "Optional Redemption Date"). The Company shall promptly notify (the "Section C.4(c) Redemption Notice") each holder of Series C Preferred Stock of the number of shares of Series C Preferred Stock held by such holder which are being redeemed pursuant to this Section. An election by the Majority Holders in accordance with this Section C.4(c) shall be binding upon all holders of the Series C Preferred Stock, and shares of Series C Preferred Stock shall be redeemed pro rata among all holders of said shares to give effect to the provisions of this Section C.4(c).

      Upon receipt of the Section C.4(c) Redemption Notice, and before, on or after the Optional Redemption Date, each holder of Series C Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Section C.4(b) Redemption Notice, and thereupon the Optional Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificates shall be cancelled. The Company shall promptly reissue to such holders (or their nominees) certificates evidencing the shares of Series C Preferred Stock represented by the surrendered certificates which are not redeemed.

      (d) Redemption at Option of the Company. The Company may at any time after January 16, 2003 redeem all of the then issued and outstanding shares of Series C Preferred Stock as set forth in this Section C.4(d) if all accrued dividends have been declared and paid to the holders of record of the outstanding shares of Series C Preferred Stock through the most recent Dividend Payment Date. The date of such redemption (the "Company Redemption Date") shall be designated in the notice described in the succeeding paragraph and must be a date within ten (10) business days after a Dividend Payment Date. The redemption price for any redemption pursuant to this Section C.4(d) (the "Company Redemption Price") shall be the Face Value of all of the outstanding shares of Series C Preferred Stock plus an additional amount equal to 10% of the Face Value of such outstanding shares of Series C Preferred Stock.

      Not more than sixty (60) days nor less than fifteen (15) days before the Company Redemption Date, the Company shall send notice of redemption pursuant to this Section C.4(d) by first-class, certified mail, postage prepaid and return receipt requested, to all the holders of the shares of Series C Preferred Stock at their respective addresses and the same shall appear on the books of the Company. The notice shall refer to this Section C.4(d) and shall specify the Company Redemption Date and the time and place of the redemption. Before, on or after the Company Redemption Date, each holder of Series C Preferred Stock shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Company Redemption Notice, and thereupon the Company Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

      (e) Provision for Payment. "Redemption Date" shall refer to the Section C.4(a) Redemption Date (in the case of redemptions governed by Section C.4(a)), a Section C.4(b) Redemption Date (in the case of redemptions governed by Section C.4(b)), an Optional Redemption Date (in the case of redemptions governed by Section C.4(c)), or a Company Redemption Date (in the case of redemptions governed by Section C.4(d)). "Redemption Price" shall mean the amount to be paid by the Company on a particular Redemption Date pursuant to Section C.4(a), Section C.4(b), Section C.4(c), or Section C.4(d), as applicable. On or prior to each Redemption Date, the Company shall deposit the Redemption Price of all shares of Series C Preferred Stock designated for redemption on that Redemption Date with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the related Redemption Date upon receipt of notification from the Company that such holder has surrendered his share certificate to the Company pursuant to Section C.4(a), Section C.4(b), Section C.4(c) or Section C.4(d) above. As of the Redemption Date, the deposit shall constitute full payment of the shares being redeemed on that Redemption Date, and from and after the Redemption Date the shares so called for redemption on that Redemption Date shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. The balance of any moneys deposited by the Company pursuant to this Section C.4(e) remaining unclaimed at the expiration of three (3) years following the Redemption Date shall thereafter be returned to the Company upon its request expressed in a resolution of its Board of Directors.

      (f) Rights Upon Redemption. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series C Preferred Stock to be redeemed on that Redemption Date as holders of Series C Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. If the funds of the Company legally available for redemption of shares of Series C Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series C Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series C Preferred Stock. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series C Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Company has become obliged to redeem on any Redemption Date, but which it has not redeemed. The shares of Series C Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

      (g) Cancellation of Redeemed Stock. Any shares of Series C Preferred Stock redeemed pursuant to this Section shall be canceled and shall not under any circumstances be reissued; and the Company may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Company's capital stock.

      (h) Acquisition by Company. The Company will not, and will not permit any subsidiary of the Company to, purchase or acquire any shares of Series C Preferred Stock otherwise than pursuant to (A) the terms of this Section C.4 or (B) an offer made on the same terms to all holders of Series C Preferred Stock at the time outstanding.

      5.  Sinking Fund.

      There shall be no sinking fund for the payment of dividends, or liquidation preferences on the Series C Preferred Stock or the redemption of any shares thereof.


D. Provisions Applicable to Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as described in Articles A, B and C, supra.

      1. Registration of Transfer of Preferred Stock. The Company will keep at its principal office a register for the registration of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Subject to and in accordance with the terms of the Certificate, upon the surrender of any certificate representing shares of any series of Preferred Stock at the Company's principal office, the Company will, at the request of the registered holder of such certificate, execute and deliver, at the Company's expense, a new certificate or certificates in exchange representing the number of shares and series of Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Preferred Stock as shall be requested by the holder of the surrendered certificate, should be substantially identical in form to the surrendered certificate, and the Preferred Stock represented by such new certificate shall earn dividends from the date to which dividends shall have been paid on the shares represented by the surrendered certificate.

      2.   Replacement.

      Upon receipt by the Company of evidence reasonably satisfactory to it of ownership of and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Preferred Stock the Company at its expense will execute and deliver in lieu of such certificate, a new certificate of like kind, representing the number of shares of Preferred Stock which shall have been represented by such lost, stolen, destroyed or mutilated certificate, dividends thereon shall accrue from the date to which dividends shall have been paid on such lost, stolen, destroyed or mutilated certificate.

      3.   Certain Events.

      If any event occurs as to which, in the opinion of a majority of the holders of Series B Preferred Stock, the provisions of this Certificate of Designation, Preferences and Rights are not strictly applicable, or, if strictly applicable, would not fairly protect the respective rights of the holders of the Preferred Stock and the Company in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provision, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the conversion price as otherwise determined pursuant to the any of the provisions of this Certificate (except as expressly set forth herein) or diminishing the rights of the holders with regard to dividend payments and payments upon liquidation.

      4. Restrictions on Transferability. Shares of Series B Preferred Stock may be transferred only if transferred together with shares of Series C Preferred Stock previously issued as dividends thereon to Section B.1, and not otherwise. Shares of Series C Preferred Stock may not be transferred independently and apart from the underlying shares of Series B Preferred Stock. Certificates of shares of Series B Preferred Stock and Series C Preferred Stock shall bear a legend in substantially the form set forth below evidencing such restrictions.

           "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

"THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CERTIFICATE OF DESIGNATION, RIGHTS AND PREFERENCES OF THE CORPORATION, WHICH PROHIBITS THE TRANSFER OF THIS CERTIFICATE INDEPENDENTLY AND APART FROM A CERTIFICATE REPRESENTING SHARES OF SERIES C PREFERRED STOCK. SUCH CERTIFICATE MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

"THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CERTIFICATE OF DESIGNATION, RIGHTS AND PREFERENCES OF THE CORPORATION, WHICH PROHIBITS THE TRANSFER OF THIS CERTIFICATE INDEPENDENTLY AND APART FROM A CERTIFICATE REPRESENTING SHARES OF SERIES B PREFERRED STOCK. SUCH CERTIFICATE MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."


                            *  *  *  *  *  *

      IN WITNESS WHEREOF, the Company has caused this Certificate of Designation, Preferences and Rights to be executed by its President and attested to by its Secretary this _____day of January, 1997.


                                 Rio Grande, Inc.



                                 ------------------------------------
                                 By:
                                 Its:   President


ATTEST:



------------------------------
Its:  Secretary

[Seal]